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                                                         Exhibit 4.27




                             SUBSCRIPTION AGREEMENT


Stonepath Group, Inc.
Two Penn Center Plaza, Suite 605
Philadelphia, Pennsylvania  19102
Attention: Bohn Crain, CFO


Ladies and Gentlemen:

         The undersigned subscriber ("Subscriber") hereby tenders this Subscription Agreement (this "Agreement") in accordance with and subject to the terms and conditions set forth herein:

1. Subscription.

     1.1 Subscriber hereby subscribes for and agrees to purchase the number of shares (the "Shares") of common stock, $.001 par value per share (the "Common Shares"), of Stonepath Group, Inc., a Delaware corporation (the "Company"), indicated on the signature page attached hereto at the purchase price set forth on such signature page (the "Purchase Price"). Subscriber has made or will make payment by wire transfer of funds in accordance with instructions from the Company in the full amount of the Purchase Price of the Common Shares for which Subscriber is subscribing (the "Payment").

     1.2 Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, the Company will issue to Subscriber, and Subscriber will acquire from the Company, on the Closing Date (as hereinafter defined), the number of Common Shares indicated on the signature page attached hereto at the Purchase Price.

     1.3 This Agreement is part of an offering of Common Shares being conducted by Stonegate Securities, Inc. (the "Placement Agent") on behalf of the Company (the "Offering"). The Company agrees that it shall not undertake any other financings involving its Equity Common Shares (as defined below) on terms more favorable than those in the Offering until the later of ninety (90) days after the Initial Closing Date or 30 days after the effective date of the Registration Statement (as that term is defined in Appendix I hereto) covering all of the Common Shares, without the prior written approval of the holders of 66 2/3% interest of the Registrable Securities (as defined in Appendix I). The term "Equity Common Shares" as used herein shall mean all capital stock of the Company, plus all rights, warrants, options, convertible Common Shares or indebtedness, exchangeable Common Shares or indebtedness, or other rights, exercisable for or convertible into, directly or indirectly, capital stock of the Company. Notwithstanding the above, "Equity Common Shares" shall not include any Common Shares of the Company issued pursuant to any incentive or stock option plan of the Company approved by the shareholders or the board of directors of the Company. For the purposes hereof, preferred shares that carry an above-market issue price and conversion rate (at the time of subscription), subject to dividends of between 5%-8%, would not be viewed as "on terms more favorable than those in the Offering."

     1.4 (a) The Placement Agent and the Company may hold an initial closing of the Offering (the "Initial Closing") at any mutually agreeable time, once all of the closing conditions referred to at Section 3 hereafter have been satisfied. The date of the Initial Closing is hereinafter referred to as the "Initial Closing Date."

          (b) All subscriptions received prior to the Initial Closing Date will be deposited by the Placement Agent in an interest bearing escrow account at the Bank of Texas, N.A. (the "Escrow Agent"). If prior to October 31, 2003, subscriptions for at least $10 million (the "Minimum Offering") have not been received and accepted, and all closing conditions have not been satisfied, no subscriptions will be accepted and all subscription funds, plus interest to the extent obtained, will be returned to prospective investors. Upon any closings, interest generated from escrow, if any, will be distributed to the Company.

          (c) The Company may hold additional interim closings after the Initial Closing provided that the terms of the Offering are the same for each closing. Any such interim closings are each hereinafter referred to as an "Additional Closing" and shall occur on one or more dates each hereinafter referred to as an




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"Additional Closing Date." The Initial Closing Date and the Additional Closing
Dates are each hereinafter sometimes referred to as a "Closing Date." The last Closing is sometimes referred to herein as the "Final Closing." The Final Closing shall occur no later than five (5) business days after the Initial Closing.

          (d) Upon receipt by the Company of the requisite payment for all Common Shares to be purchased by the subscribers whose subscriptions are accepted at the Initial Closing or any Additional Closing, as applicable, and subject to the satisfaction of certain conditions, the Common Shares so purchased will be issued in the name of each such subscriber, and the name of such subscriber will be registered on the stock transfer books of the Company as the record owner of such Common Shares. The Company will promptly thereafter issue to each subscriber participating in such closing a stock certificate for the Common Shares so purchased.

     1.5 Subscriber hereby agrees to be bound hereby upon (i) execution and delivery to the Company, in care of the Placement Agent, of the signature page to this Agreement and (ii) written acceptance on the Initial Closing Date or an Additional Closing Date, as the case may be, by the Company and the Placement Agent of Subscriber's subscription, which shall be confirmed by faxing to the Subscriber the signature page to this Agreement that has been executed by the Company (the "Subscription").

     1.6 Prior to acceptance of this Agreement by the Company and the Placement Agent, Subscriber agrees that the Company and Placement Agent may, as they mutually agree in their sole and absolute discretion, reduce the Subscription to any number of Common Shares that in the aggregate do not exceed the number of Common Shares hereby applied for without any prior notice to or further consent by Subscriber; provided, however, if any of Subscriber's Subscription is so reduced the Company shall provide written notice to Subscriber and Subscriber may withdraw its entire Subscription. Subscriber hereby irrevocably constitutes and appoints the Placement Agent and each officer of the Placement Agent, each of the foregoing acting singularly, in each case with full power of substitution, the true and lawful agent and attorney-in-fact of Subscriber, with full power and authority in Subscriber's name, place and stead to amend this Agreement, including, in each case, Subscriber's signature page thereto, for the sole purpose of effecting the foregoing provisions of this Section 1.6.

     1.7 Subscriber agrees and understands that the principals of the Placement Agent may purchase Common Shares in this offering for their own account on the same terms and conditions as Subscriber.

2. Offering Material.

     2.1 Subscriber represents and warrants that it is in receipt of and that it has carefully read the following items:

          (a) The Company's Proxy Statement on Schedule 14A, as filed with the SEC on April 15, 2003 (the "2003 Proxy Statement");

          (b) The Company's Form 10-K/A for the period ended December 31, 2002, as filed with the SEC on August 28, 2003 (the "Form 10-K/A");

          (c) The Company's Form 10-Q/A for the period ended March 31, 2003, as filed with the SEC on August 28, 2003;

          (d) The Company's Form 10-Q/A for the period ended June 30, 2003, as filed with the SEC on August 28, 2003;

          (e) The Company's Registration Statement on Form S-3, Registration No. 333-104228, as filed with the SEC on August 28, 2003; and

          (f) All other documents filed by the Company with the Commission subsequent to the Company's Form 10-K/A and prior to the date this Agreement is executed by the Subscriber.

     The documents listed in this Section 2.1 shall be referred to herein as the "Disclosure Documents."


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3. Conditions to Subscriber's Obligations.

     3.1 The obligation of Subscriber to close the transaction contemplated by this Agreement (the "Transaction") is subject to the satisfaction on or prior to the Closing Date of the following conditions set forth in this Section 3:

          (a) The Company shall have executed this Agreement and delivered the same to the Placement Agent.

          (b) The Board of Directors of the Company shall have adopted resolutions consistent with Section 4.1(d) below in a form reasonably acceptable to the Placement Agent.

          (c) Subscriber shall have received copies of all documents and information which it may have reasonably requested in connection with the Offering.

          (d) The Company shall have caused its legal counsel to deliver to Subscriber a legal opinion in substantially the form attached hereto as Appendix II.

          (e) No stop order or suspension of trading shall have been imposed by the American Stock Exchange, the Securities and Exchange Commission (the "SEC"), or any other governmental regulatory body with respect to public trading in Common Shares of the Company.

          (f) The issuance of the Common Shares in this Offering have been approved for listing on the American Stock Exchange.

          (g) The representations and warranties of the Company shall be true and correct on and as of the Closing Date as though made on and as of such date; and Subscriber shall have received on the Closing Date a certificate to this effect executed by the Chief Executive Officer or the Chief Financial Officer of the Company.

          (h) If so requested by Subscriber, the Company shall have delivered to the custodian for the Subscriber duly executed certificates, registered in the name of Subscriber's nominee, representing the Common Shares.

4. Representations and Warranties; Covenants; Survival.

     4.1 The Company represents and warrants to Subscriber that, at the date of this Agreement and at each Closing Date on which Subscriber purchases Common
Shares:

          (a) The Company has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms. The Company need not give any notice to, make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (b) The Company and each of its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their states of incorporation, with all requisite corporate power and authority to carry on the business in which they are engaged and to own the properties they own, and the Company has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company and each of its subsidiaries are duly qualified and licensed to do business and are in good standing in all jurisdictions where the nature of their business makes such qualification necessary, except where the failure to be qualified or licensed would not have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole.

          (c) Except as set forth in the Company's filings with the SEC, there are no legal actions or administrative proceedings or investigations instituted, or to the best knowledge of the Company threatened, against the Company, that

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could reasonably be expected to have a material adverse effect on the Company or any subsidiary, any of the Common Shares, or the business of the Company and its subsidiaries, or which concerns the transactions contemplated by this Agreement.

          (d) The Company's audited consolidated financial statements as of December 31, 2002, contained in the Form 10-K/A and the unaudited financial statements for the three months and six months ended June 30, 2003, contained in the Form 10-Q/A, including the notes contained therein, fairly present the consolidated financial position of the Company at the respective dates thereof and the results of its consolidated operations for the periods purported to be covered thereby. Such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied with prior periods subject to any comments and notes contained therein. All liabilities, contingent and other, of the Company and its subsidiaries, are set forth in the financial statements as of June 30, 2003 contained in the Form 10-Q/A, excepting only liabilities incurred in the ordinary course of business subsequent to June 30, 2003, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Since June 30, 2003, there has been no material adverse change in the financial condition of the Company from the financial condition stated in such financial statements. As of September 2, 2003, the Company had 29,719,837 Common Shares outstanding (29,917,753 as of September 24, 2003). The capitalization of the Company, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock as of the Closing Date is as described in Schedule 4.1(d) attached to this Agreement.

          (e) The Company, by appropriate and required corporate action, has, or will have prior to the Initial Closing, duly authorized the execution of this Agreement and the issuance and delivery of the Common Shares. The Common Shares are not subject to preemptive or other rights of any stockholders of the Company and when issued in accordance with the terms of this Agreement and the Amended and Restated Certificate of Incorporation of the Company, as amended and currently in effect, the Common Shares will be validly issued, fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The issuance of the Common Shares hereunder will not trigger any outstanding antidilution rights.

          (f) Performance of this Agreement and compliance with the provisions hereof will not violate any provision of any applicable law or of the Certificate of Incorporation or Bylaws of the Company, or of any of its subsidiaries, and, will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Company, or of any of its subsidiaries, pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Company, or any of its subsidiaries, other than such breaches, defaults or liens which would not have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company is not in default under any provision of its charter or by-laws or other organizational documents or under any provision of any agreement or other instrument to which it is a party or by which it is bound or of any law, governmental order, rule or regulation so as to affect adversely in any material manner its business or assets or its condition, financial or otherwise.

          (g) The Disclosure Documents, taken together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein to make the statements contained therein not misleading.

          (h) The Company has provided Subscriber with all material public information in connection with the business of the Company and the transactions contemplated by this Agreement, and no representation or warranty made, nor any document, statement, or financial statement prepared or furnished by the Company in connection herewith contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

          (i) This Agreement, including Appendix I, has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (j) Other than the listing of the Registrable Securities on the American Stock Exchange, no registration, authorization, approval, qualification or consent of any court or governmental authority or agency is necessary in

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connection with the execution and delivery of this Agreement or the offering, issuance or sale of the Common Shares under this Agreement.

          (k) The Company has timely filed with the SEC all documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, the "SEC Filings"). On their respective dates of filing, the SEC Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC.

          (l) The Company is not now, and after the sale of the Common Shares under this Agreement and under all other agreements and the application of the net proceeds from the sale of the Common Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (m) The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

          (n) The Company has not taken any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Common Shares in any manner in contravention of applicable securities laws.

          (o) Subject to the accuracy of the Subscriber's representations and warranties in Section 7 of this Agreement, the offer, sale, and issuance of the Common Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

          (p) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Subscriber. The issuance of the Shares to the Subscriber will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the Securities Act or any applicable rules of the American Stock Exchange. The Company will not make any offers or sales of any security (other than the Common Shares) that would cause the offering of the Common Shares to be integrated with any other offering of securities by the Company for purposes of any registration requirement under the Securities Act or any applicable rules of the American Stock Exchange.

          (q) The Company is eligible to register securities for resale with the SEC under Form S-3 promulgated under the Securities Act.

          (r) The Company is in material compliance with all applicable securities (or "Blue Sky") laws of the states of the United States in connection with the issuance and sale of the Common Shares to Subscriber and the issuance of the other Common Shares.

          (s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;
(c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     4.2 The Company will take all action required to continue to be eligible to register securities for resale with the SEC under Form S-3 promulgated under the Securities Act.


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     4.3 The Company shall issue a press release and file a Current Report on
Form 8-K with the SEC regarding the closing of the Offering within three (3) business days after the Final Closing.

     4.4 The Company shall indemnify and hold harmless the Subscriber from and against all fees, commissions or other payments owing by the Company to the Placement Agent or any other person or firm acting on behalf of the Company hereunder.

5. Transfer and Registration Rights.

     5.1 Subscriber acknowledges that it is acquiring the Common Shares for its own account and for the purpose of investment and not with a view to any distribution or resale thereof within the meaning of the Securities Act and any applicable state or other securities laws ("State Acts"). Subscriber further agrees that it will not sell, assign, transfer or otherwise dispose of any of the Common Shares in violation of the Securities Act or State Acts and acknowledges that, in taking unregistered Common Shares, it must continue to bear economic risk in regard to its investment for an indefinite period of time because of the fact that such Common Shares have not been registered under the Securities Act or State Acts and further realizes that such Common Shares cannot be sold unless subsequently registered under the Securities Act and State Acts or an exemption from such registration is available. Subscriber also acknowledges that appropriate legends reflecting the status of the Common Shares under the Securities Act and State Acts may be placed on the face of the certificates for such Common Shares at the time of their transfer and delivery to the holder thereof. This Agreement is made with Subscriber in reliance upon Subscriber's above representations.

     5.2 The Common Shares issued pursuant to this Agreement may not be transferred except in a transaction which is in compliance with the Securities Act and State Acts. Except as provided hereafter with respect to registration of the Common Shares or sale under Rule 144 contemplated in Appendix I, it shall be a condition to any such transfer that the Company shall be furnished with an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that the proposed transfer would be in compliance with the Securities Act and State Acts. Notwithstanding the foregoing, furnishing such opinion of counsel shall not be a condition to any transfer of Common Shares to an affiliate of Subscriber, including for this purpose if Subscriber is an investment company, any fund or account advised by Subscriber's investment adviser or any affiliate thereof.

     5.3 The Company hereby grants to Subscriber the registration rights set forth in Appendix I attached hereto. Appendix I is incorporated into, and made a part of, this Agreement.

6. Closing.

     6.1 The closing of the sale of the Common Shares to Subscriber shall take place at the offices of the Placement Agent at such time as the Company and Placement Agent shall mutually agree, provided that the Final Closing shall occur no later than five (5) business days after the Initial Closing. Subscriber may terminate this Agreement by giving written notice to the Company if the Final Closing has not occurred within such timeframe.

7. Subscriber Representations. Subscriber hereby represents, warrants and acknowledges and agrees with the Company and Placement Agent as follows:

     7.1 Subscriber has been furnished with and has carefully read the Disclosure Documents as set forth in Section 2.1 hereto and is familiar with the terms of the Offering. With respect to individual or partnership tax and other economic considerations involved in this investment, Subscriber is not relying on the Company or the Placement Agent (or any agent or representative of any of them). Subscriber has carefully considered and has, to the extent Subscriber believes such discussion necessary, discussed with Subscriber's legal, tax, accounting and financial advisers the suitability of an investment in the Common Shares for Subscriber's particular tax and financial situation.

     7.2 Subscriber has had an opportunity to inspect relevant documents relating to the organization and operations of the Company. Subscriber acknowledges that all documents, records and books pertaining to this investment which Subscriber has requested have been made available for inspection by Subscriber and Subscriber's attorney, accountant or other adviser(s).


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     7.3 Subscriber and/or Subscriber's advisor(s) has/have had a reasonable opportunity to ask questions of and receive answers and to request additional relevant information from a person or persons acting on behalf of the Company concerning the Offering.

     7.4 Subscriber is not subscribing for the Common Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

     7.5 Subscriber is an "accredited investor," within the meaning of Rule 501(a) of Regulation D under the Securities Act ("Regulation D"). Subscriber, by reason of Subscriber's business or financial experience or the business or financial experience of Subscriber's professional advisers who are unaffiliated with and who are not compensated by the Company or the Placement Agent or any affiliate of either of them, directly or indirectly, can be reasonably assumed to have the capacity to protect Subscriber's own interests in connection with the transaction. Subscriber further acknowledges that he has read the written materials provided by the Company.

     7.6 Subscriber has adequate means of providing for Subscriber's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Common Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

     7.7 Subscriber has such knowledge and experience in financial, tax and business matters so as to enable Subscriber to use the information made available to Subscriber in connection with the Offering to evaluate the merits and risks of an investment in the Common Shares and to make an informed investment decision with respect thereto.

     7.8 Subscriber acknowledges that the Common Shares herein subscribed for has not been registered under the Securities Act or under any State Act. Subscriber understands further that in absence of an effective Registration Statement, the Common Shares can only be sold pursuant to some exemption from registration, such as Rule 144 of the Act, which requires, among other conditions, that the Common Shares must be held for a minimum of one (1) year.

     7.9 Subscriber recognizes that investment in the Common Shares involves substantial risks. Subscriber acknowledges that he has reviewed the risk factors identified within the Disclosure Documents. Subscriber further recognizes that no Federal or state agencies have passed upon this offering of the Common Shares or made any finding or determination as to the fairness of this investment.

     7.10 Subscriber acknowledges that each certificate representing the Common Shares shall contain a legend substantially in the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.

     7.11 If this Agreement is executed and delivered on behalf of a partnership, corporation, trust or estate: (i) such partnership, corporation, trust or estate has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust or estate in connection with the purchase of the Common Shares, (b) to delegate authority pursuant to a power of attorney and (c) to purchase and hold such Common Shares; (ii) the signature of the party signing on behalf of such partnership, corporation, trust or estate is binding upon such partnership, corporation, trust or estate; and


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(iii) such partnership, corporation or trust has not been formed for the specific purpose of acquiring the Common Shares, unless each beneficial owner of such entity is qualified as an "accredited investor" within the meaning of Regulation D and has submitted information substantiating such individual qualification.

     7.12 If Subscriber is a retirement plan or is investing on behalf of a retirement plan, Subscriber acknowledges that investment in the Common Shares poses risks in addition to those associated with other investments, including the inability to use losses generated by an investment in the Common Shares to offset taxable income.

     7.13 The information furnished by Subscriber in the Subscriber Questionnaire signed by Subscriber is true and accurate as of the date thereof.

     7.14 Subscriber acknowledges that the principals or employees of the Placement Agent own warrants to purchase Common Shares of the Company, and may exercise these warrants from time to time, either in the form of a cash exercise or by using the mechanism of a cashless exercise. Subscriber also acknowledges that the principals or employees of the Placement Agent may hold or from time to time may sell, in the open market or in negotiated transactions, any such Common Shares obtained pursuant to the warrants.

8. Understandings.

     Subscriber understands, acknowledges and agrees with the Company and the Placement Agent as follows:

     8.1 The parties hereby acknowledge and agree that, except as otherwise noted herein, upon acceptance from the Company and Placement Agent, and in the case of Subscriber, upon notice of acceptance from the Company and Placement Agent pursuant to Section 1.4, the Subscription hereunder is irrevocable by the parties, that, except as required by law the parties are not entitled to cancel, terminate or revoke this Agreement or any agreements of the parties hereunder and that this Subscription Agreement and such other agreements shall survive the death or disability of the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. If Subscriber is more than one person, the obligations of Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors, legal representatives and permitted assigns.

     8.2 No federal or state agency has made any findings or determination as to the fairness of the terms of this Offering for investment nor any recommendations or endorsement of the Common Shares.

     8.3 The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by Subscriber herein and in the Subscriber Questionnaire.

     8.4 It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

     8.5 The Placement Agent will receive compensation from the Company in connection with the Offering but is not guaranteeing or assuming responsibility for the operation or possible liability of the Company, including, without limitation, compliance by the Company with the agreements entered into in connection with the Offering, and the Placement Agent will not supervise or participate in the operation or management of the Company.

     8.6 No person or entity acting on behalf, or under the authority, of Subscriber is or will be entitled to any broker's, finder's or similar fee or commission in connection with this Subscription.

     8.7 Subscriber acknowledges that the information furnished in this Agreement by the Company or the Placement Agent to Subscriber or its advisers in connection with the Offering, is confidential and nonpublic and agrees that all such written information which is material and not yet publicly disseminated by


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the Company shall be kept in confidence by Subscriber and neither used by
Subscriber for Subscriber's personal benefit (other than in connection with this Subscription), nor disclosed to any third party, except Subscriber's legal and other advisers who shall be advised of the confidential nature of such information, for any reason; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes a part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription agreement entered into with the Company). The representations, warranties and agreements of Subscriber and the Company contained herein and in any other writing delivered in connection with the Offering shall be true and correct in all material respects on and as of the Closing Date of such Subscription as if made on and as of the date the Company executes this Agreement and shall survive the execution and delivery of this Agreement and the purchase of the Common Shares.

     8.8 IN MAKING AN INVESTMENT DECISION, SUBSCRIBER MUST RELY ON ITS OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE COMMON SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     8.9 Subscriber hereby acknowledges and agrees that Placement Agent has been retained by the Company to act as the Company's placement agent in the Offering, and that for its services, Placement Agent will be compensated by the Company through payment of a fee equal to: (a) four percent of the gross proceeds from the sale of Common Shares, plus reimbursement of Placement Agent's reasonable out-of-pocket expenses in connection with the Offering.

9. Miscellaneous.

     9.1 Except as set forth elsewhere herein, any notice or demand to be given or served in connection herewith shall be deemed to be sufficiently given or served for all purposes by being sent as registered or certified mail, return receipt requested, postage prepaid, in the case of the Company, addressed to it at the address set forth below:

                        Stonepath Group, Inc.
                        1600 Market Street, Suite 1515
                        Philadelphia, Pennsylvania  19103
                        Facsimile: (215) 979-8399
                        Attention: Bohn Crain, CFO

     and in the case of Subscriber to the address for correspondence set forth on the Subscriber Questionnaire.

     9.2 This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     9.3 In any action, proceeding or counterclaim brought to enforce any of the provisions of this Agreement or to recover damages, costs and expenses in connection with any breach of the Agreement, the prevailing party shall be entitled to be reimbursed by the opposing party for all of the prevailing party's reasonable outside attorneys' fees, costs and other out-of-pocket expenses incurred in connection with such action, proceeding or counterclaim.

     9.4 This Agreement (including Appendix I) and the Subscriber Questionnaire constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth herein. The Company acknowledges that all material facts upon which it has relied in forming its decision to enter into this Agreement are expressly set forth herein and further acknowledges that the Subscriber has not made any representations, express or implied, which are not set expressly set forth herein. This Agreement supercedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     9.5 The Company shall indemnify, defend and hold harmless Subscriber and each of its agents, partners, members, officers, directors, representatives, or affiliates (collectively, the "Subscriber Indemnities") against any and all losses, liabilities, claims and expenses, including reasonable attorneys' fees ("Losses"), sustained by Subscriber Indemnities resulting from, arising out of, or connected with any material inaccuracy in, breach of, or nonfulfillment of any representation, warranty, covenant or agreement made by or other obligation of the Company contained in this Agreement (including the Exhibits hereto) or in any document delivered in connection herewith; provided, however, that with respect to any representations, warranty, covenant or agreement made by or other obligation of the Company contained in the Agreement qualified as to materiality, the Company shall indemnify, defend and hold harmless the Subscriber Indemnities against any and all Losses sustained by the Subscriber Indemnities resulting from, arising out of, or connected with any inaccuracy in, breach of, or nonfulfillment of any such representations, warranty, covenant, agreement or other obligation.

     9.6 The Company shall not issue any public statement or press release, or otherwise disclose in any manner the identity of the Subscriber or that Subscriber has purchased the Common Shares, without the prior written consent of the Subscriber, except as may be required by applicable law; provided, however, that the Company may disclose such information in any registration statement filed with the SEC pursuant to the registration rights provisions set forth in Appendix I hereto.

     10. Signature. The signature page of this Agreement is contained as part of the applicable Subscription Package, entitled "Signature Page."

                   SUBSCRIPTION AGREEMENT GENERAL INSTRUCTIONS

General Instructions

     These Subscription Documents contain all documents necessary to subscribe for Common Shares, $.001 par value ("Common Shares"), of Stonepath Group, Inc., a Delaware corporation (the "Company").

     You may subscribe for Common Shares by completing the Subscription Agreement in the following manner:

     1. On line (a) of the signature page state the number of Common Shares you wish to purchase.

     2. On line (b) of the signature page state the total cost of the Common Shares you wish to purchase. To obtain the cost, multiply the number of Common Shares you desire to purchase by the purchase price per Common Share set forth therein.

     3. Please complete the detailed investment and other representations in the Subscriber Questionnaire to evidence your suitability for an investment in the Company. All purchasers must complete and sign the Subscription Agreement and the Subscriber Questionnaire.

     4. Sign and state your address, telephone number and social security or other taxpayer identification number on the lines provided on the signature page to the Subscription Agreement and deliver the completed Subscription Agreement and Subscriber Questionnaire with payment of the entire purchase price of the Common Shares subscribed for as set forth below. Payment should be made in United States Dollars by wire transfer to:

                  Bank of Oklahoma NA
                  ABA # 103 900 036
                  Acct # 600024642
                  Acct Name: Bank of  Texas Trust Funds
                  FFC Acct # 754448017
                  FFC Acct Name: Stonepath Group Escrow
                  Attn: Rachel Kirbie

The Subscription Agreement Signature Page must be completed and signed by each investor. Send all documents to:

                  Stonegate Securities, Inc.
                  5950 Sherry Lane, Suite 410
                  Dallas, Texas 75225
                  Attention:  Scott Griffith
                  Telephone No.: 214/987-4121
                  Facsimile No.: 214/987-1981

     THE COMPLETED SUBSCRIPTION AGREEMENT AND SUBSCRIBER QUESTIONNAIRE SHOULD BE RETURNED IN ITS ENTIRETY TO THE PLACEMENT AGENT DESIGNATED ABOVE.

Acceptance of Delivery

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the completed Subscription Agreement will be reasonably determined by the Company. The Company reserves the absolute right to reject any completed Subscription Agreement, in its sole and absolute discretion. The Company also reserves the right to waive any immaterial or administrative defects in completing the signature page to the Subscription Agreements; provided, however, that such waiver shall not impact any other subscriber, and provided further the Company shall not waive any such irregularity that would result in the offering not being eligible for the exemption from registration provided by Regulation D. The Company shall be under no duty to give any notification of irregularities in connection with any attempted subscription for Common Shares or incur any liability for failure to give such notification. Until such irregularities have been cured or waived, no subscription for Common Shares shall be deemed to have been made. Any Subscription Agreement that is not properly completed and as to which defects have not been cured or waived will be returned by the Company to the subscriber as soon as practicable.

                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE


         The undersigned investor hereby certifies that he or she (i) has received and relied solely upon information provided by the Company, (ii) agrees to all the terms and conditions of this Subscription Agreement, (iii) meets the suitability standards set forth in this Subscription Agreement and (iv) is a resident of the state or foreign jurisdiction indicated below.

(a)      The undersigned subscribes for __________ Common Shares.
(b) The total cost of the Common Shares subscribed for, at $2.20 per Common Share, is $__________ (the "Purchase Price").
(c)      This Agreement is executed by the undersigned on _________, 2003.


        _______________________________________________________
        Name of Subscriber (Print)                                  If other than Individual check one and indicate
                                                                    capacity of signatory under the signature:

        _______________________________________________________     [ ] Trust
        Name of Joint Subscriber (if any) (Print)                   [ ] Estate
                                                                    [ ] Uniform Gifts to Minors Act of State of __________________
                                                                    [ ] Attorney-in-fact
        _______________________________________________________     [ ] Corporation
        Signature of Subscriber                                     [ ] Other ____________________________________________________

        _______________________________________________________     If Joint Ownership, check one:
        Signature of Joint Subscriber (if any)
                                                                    [ ] Joint Tenants with Right of Survivorship
        _______________________________________________________     [ ] Tenants in Common
        Capacity of Signatory (if applicable)                       [ ] Tenants by Entirety
                                                                    [ ] Community Property

        _______________________________________________________     Backup Withholding Statement:
        Social Security or Taxpayer Identification Number           Please check this box only if the investor is subject to:

                                                                    [ ] backup withholding.
        _______________________________________________________
        Residence Address                                           Foreign Person:
                                                                    Please check this box only if the investor is a:
        _______________________________________________________
        City                  State               Zip Code          [ ] nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate.

        Telephone (    )_______________________________________
        Telecopy No.    _______________________________________

The investor agrees to the terms of this Subscription Agreement and, as required by the Regulations pursuant to the Internal Revenue Code, certifies under penalty of perjury that (1) the Social Security Number or Taxpayer Identification Number and address provided above is correct, (2) the investor is not subject to backup withholding (unless the Backup Withholding Statement box is checked) either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding and (3) the investor (unless the Foreign Person box above is checked) is not a nonresident alien, foreign partnership, foreign trust or foreign estate.

     THE SUBSCRIPTION FOR _____________ COMMON SHARES OF STONEPATH GROUP, INC. BY THE ABOVE NAMED SUBSCRIBER(S) IS ACCEPTED AS OF ________________, 2003.


                             _________________________________

                             By: _____________________________________________

                             Title:___________________________________________

                                 Schedule 4.1(c)
                        Capitalization Table as of 9/2/03


Authorized Capital Stock: 100,000,000 shares of common stock, par value $.001 per share

10,000,000 shares of preferred stock, par value $.001 per share

Number of shares issued and outstanding: 29,719,837 shares of common stock

Number of shares issuable and reserved for issuance pursuant to Company's Amended and Restated 2000 Stock Incentive Plan (the "Plan"): 13,000,000

Number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of the Company's capital stock is 16,295,296, consisting of the following:

     1. 8,510,600 shares issuable upon exercise of options outstanding under the company's Plan (*);

     2. 1,985,100 shares issuable upon exercise of outstanding non-Plan options (i.e., those options that were granted before the Plan was approved during June
2000);

     3. 2,373,346 shares issuable upon exercise of outstanding common stock purchase warrants; and

     4. 3,401,250 shares issuable upon the conversion of outstanding Series D Convertible Preferred stock.

     TOTAL CAPITALIZATION 46,015,133

(*) The number of outstanding options does not give effect to the contemplated grant of up to approximately 800,000 options that may be awarded to the Company's CEO after evaluation of 2003 individual and company performance objectives in accordance with the Report of the Company's Compensation Committee contained within the Company's 2003 Proxy Statement.

                                   Appendix I

                               Registration Rights


1. Definitions.

     (a) As used in this Appendix I, the following terms shall have the meanings:

          (i) "Affiliate," of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities ownership or otherwise; and the terms "controlling" and "controlled" have the respective meanings correlative to the foregoing.

          (ii) "Commission" means the Securities and Exchange Commission.

          (iii) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

          (iv) "Investors" means the Subscribers and any permitted transferee or assignee of Registrable Securities who agrees to become bound by all of the terms and provisions of this Appendix I and the subscription agreements executed as part of the Offering.

          (v) "Person" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government agency or political subdivision thereof.

          (vi) "Prospectus" means the prospectus (including any preliminary prospectus and/or any final prospectus filed pursuant to Rule 424(b) under the Securities Act and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

          (vii) "Public Offering" means an offer registered with the Commission and the appropriate state securities commissions by the Company of its Common Stock and made pursuant to the Securities Act.

          (viii) "Registrable Securities" means the Common Shares purchased pursuant to the subscription agreements executed as part of the Offering;

provided, however, a Common Share shall cease to be a Registrable Security for purposes of this Appendix I when it no longer is a Restricted Security.

          (ix) "Registration Statement" means a registration statement of the Company filed on Form S-3 under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits and other material incorporated by reference in such registration statement and Prospectus. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration.

          (x) "Restricted Security" means any Common Share except any that (i) have been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement, (ii) have been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) otherwise has been transferred and are not subject to transfer restrictions under the Securities Act.

          (xi) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

          (b) All capitalized terms used and not defined herein have the respective meaning assigned to them in the Agreement.

2. Registration.

     (a) Filing and Effectiveness of Registration Statement. The Company shall prepare and file with the Commission not later than twenty business days following the Final Closing (as that term is defined in the accompanying Subscription Agreement) (the "Filing Deadline") a Registration Statement relating to the offer and sale of the Registrable Securities by the Investors and shall use its best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable, but not later than 120 days after the Final Closing (the "Effectiveness Deadline"). The Common Shares issued in the Offering, and the Common Shares referenced in Section 10(g), shall be included in such Registration Statement. The Company shall notify the Investors in writing by telecopy notice that such Registration Statement has been declared effective by the Commission on the date of such declaration by the Commission. The Company agrees to keep such Registration Statement effective until the earlier of: (i) the passage of two years from the effective date of such Registration Statement; or (ii) the date on which all Registrable Securities may be resold by the Investors by reason of Rule 144(k) under the Securities Act or any other rule of similar effect.

     (b) Registration Default. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) is not (i) filed with the Commission by the Filing Deadline, provided that the Company has used its commercially reasonable best efforts to do so, or (ii) declared effective by the Commission by the Effectiveness Deadline (each of the Filing Deadline and Effectiveness Deadline, an "Initial Date"), then the Company shall make the payments to the Investors as provided in the next sentence as liquidated damages and not as a penalty. The amount to be paid by the Company to the Investors shall be determined as of each Computation Date (as defined below) and, as applicable, the actual filing and effectiveness dates of the Registration Statement, and such amount shall be equal to 2.5% (the "Liquidated Damage Rate") of the Purchase Price (as defined in the Subscription Agreement) for the period from the Initial Date to the first Computation Date, and for each 30-day period of any subsequent Computation Dates thereafter, calculated on a pro rata basis to the date on which the Registration Statement is filed with (in the event of an Initial Date pursuant to clause (i) above) or declared effective by (in the event of an Initial Date pursuant to clause (ii) above) the Commission (the "Periodic Amount") provided, however, that in no event shall the liquidated damages be less than $70,000. The full Periodic Amount shall be paid by the Company to the Investors, pro rata, by wire transfer of immediately available funds within three days after each Computation Date and, as applicable, the actual filing and effectiveness dates of the Registration Statement.

     As used in this Section 2(b), "Computation Date" means the date which is 30 days after the Initial Date and, if the Registration Statement to be filed by the Company pursuant to Section 2(a) has not theretofore been filed with the Commission or declared effective by the Commission, as the case may be, each date which is 30 days after the previous Computation Date until such Registration Statement is so filed or declared effective, as the case may be. Notwithstanding the above, if the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not filed with the Commission by the Filing Deadline, the Company shall be in default of the terms of this Appendix I, and the Investors shall be entitled to damages as set forth above.

     (c) Piggyback Registration Rights.

          (i) Until such date as the Registration Statement to be filed in accordance with Section 2(a) is declared effective by the Commission, if the Company proposes to register any of its Common Shares or any other common shares of the Company under the Securities Act (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Common Shares or any other common shares of the Company issuable upon exercise of employee or consultant share options or in connection with any employee benefit or similar plan of the Company or (C) in connection with a direct or indirect acquisition by the Company of another Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, it will each such time, give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to the Investors, which notice shall set forth such Investors' rights under this Section 2(c) and shall offer the Investors the opportunity to include in such registration statement such number of Registrable Securities as the Investors may request. Upon the written request of an Investor made within 10 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by such Investors), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Investors, to the extent requisite to permit the disposition of the Registrable Securities to be so registered; provided, however, that (A) if such registration involves a Public

Offering, the Investors must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Company and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to this Section 2(c) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Registrable Securities, the Company shall give written notice to the Investors and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company's obligations under this Section 2(c) shall remain in effect for the period required by Section 3
(a) below; however, in no event shall this Section 2 (c) require the inclusion of the Registrable Securities in more than one effective registration statement.

          (ii) If a registration pursuant to this Section 2(c) involves a Public Offering and the managing underwriter thereof advises the Company that, in its view, the number of Common Shares, if any, or other Common Shares that the Company and the Investors intend to include in such registration exceeds the largest number of Common Shares (including any other Common Shares or warrants of the Company) that can be sold without having an adverse effect on such Public Offering (the "Maximum Offering Size"), the Company will include in such registration only that number of Common Shares which does not exceed the Maximum Offering Size, in the following order of priorities: (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (3) third, the securities requested to be registered by other holders of securities entitled to participate in the registration, drawn from them pro-rata based on the number of shares each has requested to be included in such registration and the Investors pursuant to this Appendix I.

     If as a result of the proration provisions of this Section 2(c)(ii), the Investors are not entitled to include all such Registrable Securities in such registration, such Investors may elect to withdraw their request to include any Registrable Securities in such registration.

     Notwithstanding the foregoing, the Company shall have no obligations under this Section 2(c) hereof at any time that such Registrable Securities are the subject of an effective registration statement.

3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall:

     (a) Subject to the provisions of Section 3(r) hereof, promptly (i) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by Investors for resales of the Registrable Securities for a period of two years from the date the Registration Statement is first declared effective by the Commission (the "Effective Time") or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act (the "Registration Period") and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company's obligations hereunder shall terminate as to any investor at such time as that Investor's Registrable Securities can be sold under Rule 144(k);

     (b) During the Registration Period, comply with the provisions of the Securities Act with respect to the Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Investors as set forth in the Prospectus forming part of the Registration Statement;

     (c) (i) Prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide draft copies thereof (including a copy of the accountant's consent letter to be included in the filing) to Stonegate Securities, Inc. ("Stonegate") and reflect in such documents all such comments as Stonegate reasonably may propose; and (ii) furnish to each Investor whose Registrable Securities are included in the Registration Statement, (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

     (d) (i) Register or qualify the Registrable Securities covered by the Registration Statement under such securities or "Blue Sky" laws of all jurisdictions requiring Blue Sky registration or qualification, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period,
(iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (B) subject itself to general taxation in any such jurisdiction or
(C) file a general consent to service of process in any such jurisdiction;

     (e) As promptly as practicable after becoming aware of such event, notify each Investor of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Investor as such Investor may reasonably request;

     (f) Notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement on the date of receipt of any such stop order or other suspension, and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

     (g) Cause all the Registrable Securities covered by the Registration Statement to be listed not later than the date that the Registration Statement is declared effective by the Commission on the principal national securities exchange, or included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by the Company are then listed or included;

     (h) Maintain a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

     (i) Cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the registration statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investors reasonably may request and registered in such names as the Investor may request; and, within three business days after a registration statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such registration statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

     (j) Take all such other lawful actions that are consistent with the provisions of this Agreement and the transactions that are contemplated hereby that are reasonably necessary to expedite and facilitate the disposition by the Investors of their Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances; provided, however, the Company shall have no obligation to assure the terms and conditions of distribution, to obtain a commitment from an underwriter relative to the sale of the Registrable Securities or to otherwise assume any responsibility for the manner, price or terms of the distribution of the Registrable Securities;

     (k) Make generally available to its security holders as soon as practicable, but in any event not later than three (3) months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, and (ii) the effective date of each post-effective amendment to the Registration Statement, as the case may be, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

     (l) In the event of an underwritten offering, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

     (m) In connection with any underwritten offering, make such representations and warranties to the Investors participating in such underwritten offering and to the managers, in form, substance and scope as are customarily made by the Company to underwriters in secondary underwritten offerings;

     (n) In connection with any underwritten offering, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managers) addressed to the underwriters, covering such matters as are customarily covered in opinions requested in secondary underwritten offerings (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the date the Registration Statement is first declared effective or most recent post- effective amendment thereto, as the case may be, the absence from the Registration Statement and the Prospectus, including any documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, subject to customary limitations);

     (o) In connection with any underwritten offering, obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company, in each case for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each underwriter participating in such underwritten offering (if such underwriter has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings;

     (p) In connection with any underwritten offering, deliver such documents and certificates as may be reasonably required by the managers, if any; and

     (q) In connection with any underwritten offering, in the event that any broker-dealer registered under the Exchange Act shall be an "Affiliate" (as defined in Rule 2729(b)(1) of the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD Rules") (or any successor provision thereto)) of the Company or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereof and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

     (r) Notwithstanding anything to the contrary in Section 3, at any time after the Registration Statement has been declared effective, the Company may delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company and its counsel, in the best interest of the Company (a "Grace Period"); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and (ii) notify the Investors in writing in advance of, or on the same date on which, the Grace Period ends; and, provided further, that during any consecutive 365 day period, there shall be only two Grace Periods, such Grace Periods in total not to exceed 45 days. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the holders receive the notice referred to in clause (i) and shall end on and include the date specified as the Grace Period ending date in the notice referred to in clause (ii). If at any time after the Registration Statement has been declared effective, the Company delays disclosure of material non-public information concerning the Company, other than during a permitted Grace Period as described above, the Company shall make payments to the Investors as provided in the next sentence as liquidated damages intended by the parties to compensate the Investors in part for the incremental costs and investment risks associated with holding the Registrable Securities as restricted securities and not as a penalty. The amount of payments shall be calculated at the Liquidated Damage Rate of the Purchase Price in accordance with the provisions of Section 2(b) (including its provision of a minimum amount of $70,000), and the timing of payments shall also be determined in accordance with Section 2(b). For the purposes of such calculations and determinations of the amount and timing of payments: (i) the Initial Date shall mean the first date that the Company delays disclosure of material non-public information concerning the Company other than during a permitted Grace Period and (ii) the Computation Date shall mean the date that is 30 days after the Initial Date and each date that is 30 days after the previous Computation Date until such period of delay has ceased and the Company has provided notice to the Investors of the end of such period in accordance with the provisions of this section above. Nothing herein shall limit the rights of any Investor to pursue actual damages for the Investor's inability to sell any of the Registrable Securities into the public market for any reason described in this section.

     Notwithstanding the foregoing, the Company shall have no obligations under
Section 3(l) through (q) unless it is effecting an underwritten offering pursuant to Section 2(c).

4. Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations, which obligations shall be several and not joint:

     (a) Prior to the first anticipated filing date of the Registration Statement under Section 2(a) hereof, the Company shall provide the Investors with a draft of the Registration Statement, including such information about the Investor as has been provided in the Questionnaire completed by the Investor, together with whatever confirmations, certificates or consents as may be reasonably requested by the Company. In connection with any other Registration Statement including the Investors, it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Appendix I with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request in writing and as are customary. At least ten business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor and its counsel, whether in-house or otherwise ("Counsel") of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of its Registrable Securities included in the Registration Statement. If at least four business days prior to the anticipated filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor") or its Counsel, then the Company shall send such Non-Responsive Investor and its Counsel a reminder of such information request. If at least two business days prior to the anticipated filing date the Company still has not received the Requested Information from such Non-Responsive Investor or its Counsel, then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor. However, promptly upon receipt of the Requested Information, and at the expense of the Non-Responsive Investor, the Company shall file such amendment(s) to the Registration Statement as may be necessary to include therein the Registrable Securities of the Non-Responsive Investor.

     (b) Each Investor by its acceptance of the Registrable Securities agrees to cooperate with the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement; the Company shall, on its part, ensure that Item 507 of Regulation S-K of the Securities Act (regarding information on the selling security holders) be complied with in connection with its preparation and filing of the Registration Statement hereunder;

     (c) As promptly as practicable after becoming aware of such event, notify the Company of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

     (d) Each Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(e) or 3(f), it shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(e) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

5. Expenses of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company, and the reasonable fees, not to exceed $5,000.00, of one firm of counsel to the holders of a majority in interest of the Registrable Securities shall be borne by the Company.

6. Indemnification and Contribution.

     (a) The Company shall indemnify and hold harmless each Investor and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Investor or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 3(e), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person written notice that such Prospectus is outdated or defective.

     (b) Indemnification by the Investors. Each Investor agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made by such Investor in reliance upon and in conformity with written information furnished to the Company by such holder expressly for use therein; provided, however, that no Investor shall be liable under this Section 6(b) for any amount in excess of the gross proceeds paid to such Investor in respect of shares sold by it, and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Indemnification by the Underwriters. Each underwriter, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter expressly for use therein; provided, however, that no underwriter shall be liable under this Section 6(b) for any amount in excess of the gross proceeds paid to such underwriter in respect of shares sold by it, and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (d) Notice of Claims, etc. Promptly after receipt by a party seeking indemnification pursuant to this Section 6 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Section 6 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) the Indemnified Party and the Indemnifying Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.

     (e) Contribution. If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation (even if the Investors or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Investors and any underwriters in this
Section 6(e) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

     (f) Notwithstanding any other provision of this Section 6, in no event shall any (i) Investor be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the gross proceeds to be received by such Investor from the sale of such Investor's Registrable Securities pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act.

     (g) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this
Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

7. Rule 144. With a view to making available to the Investors the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

     (a) comply with the provisions of paragraph (c) (1) of Rule 144; and

     (b) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Investor, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

8. Assignment. Subject to the last sentence of this paragraph, in the event there is not an effective Registration Statement covering the Registrable Securities, the rights to have the Company register Registrable Securities pursuant to this Appendix I may be assigned or transferred without the prior written consent of the Company. Additionally, subject to the last sentence of this paragraph, consent of the Company shall not be required with respect to any assignment or transfer of Registrable Securities to an affiliate of Investor, including for this purpose if Investor is an investment company, any fund or account advised by Investor's investment adviser or any affiliate thereof and if the Investor is a partnership, any partner thereof. In the event of any such assignment or transfer by the Investors to any permitted transferee of all or any portion of such Registrable Securities such transfer will be allowed only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment, the securities so transferred or assigned to the transferee or assignee constitute Restricted Securities, and
(d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

9. Amendment and Waiver. Any provision of this Appendix I may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Investor and the Company.

10. Miscellaneous.

     (a) A person or entity shall be deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     (b) If after the date hereof and prior to the Commission declaring the Registration Statement to be filed pursuant to Section 2(a) effective under the Securities Act, the Company grants to any Person any registration rights with respect to any Company securities which are more favorable to such other Person than those provided in this Appendix I, then the Company forthwith shall grant (by means of an amendment to this Appendix I or otherwise) identical registration rights to all Investors hereunder.

     (c) Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service as follows, and shall be deemed given when actually received.

      if to the Company, to:    Stonepath Group, Inc.
                                1600 Market Street, Suite 1515
                                Philadelphia, Pennsylvania  19103
                                Facsimile: (215) 979-8399
                                Attention: Bohn Crain, CFO



      With a copy to:           Stephen Cohen
                                Stonepath Group, Inc.
                                1600 Market Street, Suite 1515
                                Philadelphia, Pennsylvania  19103
                                Facsimile: (215) 979-8399



      if to the Investors, to:  To the address set forth in the subscriber questionnaire filled out by each Investor in connection with the Subscription Agreement

     The Company or any Investor may change the foregoing address by notice given pursuant to this Section 10(c).

     (d) Failure of any party to exercise any right or remedy under this Appendix I or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     (e) This Appendix I shall be governed by and interpreted in accordance with the laws of the State of Delaware.

     (f) The remedies provided in this Appendix I are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Appendix I is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (g) The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Appendix I or otherwise conflicts with the provisions hereof. Except for approximately 50,000 shares issued in lieu of liquidated damages paid to investors in a prior private placement, the Company is not currently a party to any agreement granting any registration rights with respect to any of its securities to any person which conflicts with the Company's obligations hereunder or gives any other party the right to include any securities in any Registration Statement filed pursuant hereto. Without limiting the generality of the foregoing, without the written consent of the holders of a 66 2/3% interest of the Registrable Securities, the Company shall not file a registration statement to register any of its securities under the Securities Act (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Common Shares or any other common shares of the Company issuable upon exercise of employee or consultant share options or in connection with any employee benefit or similar plan of the Company or (C) in connection with a direct or indirect acquisition by the Company of another Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies) until all Registrable Securities have been registered pursuant to a Registration Statement that has been declared effective by the Commission. The restrictions on the Company's rights to grant registration rights under this paragraph shall terminate on the date all Registrable Securities have been registered pursuant to a Registration Statement that has been declared effective by the Commission.

     (h) This Appendix I and the Subscription Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Appendix I and the Subscription Agreements supersede all prior agreements and undertakings among the parties hereto with respect to the subject matter hereof.

     (i) Subject to the requirements of Section 8 hereof, this Appendix I shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     (j) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     (k) The headings in this Appendix I are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.